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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report on the special purpose statement of selected assets to be sold of Qwest Communications International Inc.'s Divested Businesses and the related statements of revenues and direct costs, dated September 15, 2000 (and to all references to our Firm) incorporated by reference to this Registration Statement on Form S-4.



/s/ Arthur Andersen LLP
------------------------
Arthur Andersen LLP
Denver, Colorado,
July 13, 2001